Exhibit 3.2

THE HERTZ CORPORATION

AMENDED AND RESTATED BY-LAWS

As Adopted on December 21, 2005

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Section 8.01. Amendment	17

ARTICLE IX CONSTRUCTION	18

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THE HERTZ CORPORATION

BY-LAWS

As amended and restated on December 21, 2005

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, at such date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting, unless the stockholders have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or by the Board of Directors. A special meeting shall be called by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the DGCL not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify the place, if any, date and hour of each meeting of the stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail. If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list.

For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, any transfer agent or other person responsible for giving notice.

Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Such further notice shall be given as may be required by law.

A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice, whether provided before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share of stock outstanding in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares entitled to vote at a meeting of stockholders represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 1.06. Voting by Ballot; Voting Lists. No vote of the stockholders need be taken by written ballot, conducted by inspectors of elections or taken by a ballot submitted by electronic transmission, unless otherwise required by law. Any vote which need not be taken by written ballot, or by a ballot submitted by electronic transmission, may be conducted in any manner approved by the meeting.

The officer of the corporation who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

Section 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be eight, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be more than eleven or less than three. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

Section 2.04. Annual and Regular Meetings: Notice. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders either (i) at the place of such annual meeting of the stockholders, in which event notice of such annual meeting of the Board of Directors need not be given, or (ii) at such other time and place as shall have been specified in advance notice given to members of the Board of Directors of the date, place and hour of such meeting. Any such notice shall be given at least forty-eight hours in advance if sent by to each Director by facsimile or any form of electronic transmission previously approved by a Director, which approval has not been revoked (“Approved Electronic Transmission”), or delivered to him or her personally, or at least five days’ in advance, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Advance notice of regular meetings need not be given; provided if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each member of the Board of Directors of the place, date and hour of such meetings which shall be at least forty-eight hours’ notice, if such notice is sent by facsimile or Approved Electronic Transmission, to each Director, or delivered to him or her personally, or at least five days’ notice, if such notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Notice of such a meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by any member of the Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on forty-eight hours’ notice, if such notice is sent by facsimile or Approved Electronic Transmission, to each Director, or delivered to him or her personally, or on five days’ notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting.

Section 2.06. Quorum. A quorum for meetings of the Board shall consist of a majority of the total authorized membership of the Board.

Section 2.07. Voting. Except as otherwise required by law, the certificate of incorporation or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.08. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place, provided such adjourned meeting is no earlier than 48 hours after written notice (in accordance with these By-Laws) of such postponement has been given to the directors (or such notice waived in accordance with these By-Laws), and, at any such postponed meeting, quorum shall consist of a majority of the total authorized membership of the Board.

Section 2.09. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by Approved Electronic Transmission, and such writing or writings or Approved Electronic Transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.11. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.12. Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.13. Removal and Replacement of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent in accordance with the DGCL and these By-Laws.

Section 2.14. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

Section 2.15. Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board of Directors. The Corporation will cause each non-employee Director serving on the Board of Directors to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

Section 2.16. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.01. How Constituted. The Board shall have an executive committee, a compensation committee, an audit committee and such other committees as the Board may determine (collectively, the “Committees”). The executive committee shall consist of the Chairman of the Board and such other members as are determined by the Board. Each other Committee shall consist of at least three Directors. Subject to this Section 3.01, any committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.02. Powers. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this Section 3.02 or required by the DGCL shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation. Each such other Committee, except as otherwise provided in this Section 3.02, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

(a)  to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b)  to adopt an agreement of merger or consolidation or a certificate of ownership and merger;

(c)  to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)  to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)  to declare a dividend;

(f)  to authorize the issuance of stock; or

(g)  to amend these By-Laws of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time, provided that the Board may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these By-Laws. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors following any such proceedings.

Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.07. Removal. Any member of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

Section 3.08. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors subject to Section 3.01 of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer and any other officers appointed pursuant to Section 4.11. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person, except that one person may not hold both the office of Chief Executive Officer and Secretary. No officer need be a Director of the Corporation.

Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Compensation Committee or, if not so fixed by the Compensation Committee, by the Board of Directors.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board not inconsistent with these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 4.06. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he or she is present.

Section 4.07. The Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

Section 4.08. The Vice President. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Executive Officer. In the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the Chief Executive Officer, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the Chief Executive Officer.

Section 4.09. The Secretary. The Secretary shall have the following powers and duties:

(a)  He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors and all Committees of which a secretary has not been appointed in books provided for that purpose.

(b)  He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)  Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

(d)  He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

(e)  He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f)  He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g)  He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)  He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the Chief Executive Officer.

Section 4.10. The Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

(a)  He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation;

(b)  He or she shall render to the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(c)  He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(d)  He or she shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

Section 4.11. The Treasurer. The Treasurer shall have the following powers and duties::

(a)  He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 7.05 of these By-Laws.

(b)  He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 7.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(c)  He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(d)  He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Financial Officer.

Section 4.12. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

Section 4.13. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares may at the direction of the Board of Directors receive a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

OFFICES

Section 6.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801.

Section 6.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 7.03. Execution of Instruments. The Board of Directors or the Chief Executive Officer may authorize the Chief Executive Officer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments; and unless so authorized by the Board of Directors or by these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 7.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or, to the extent the Executive Committee has the power to authorize such loan or evidence of indebtedness, the Executive Committee. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Executive Committee, as the case may be, shall authorize. When so authorized, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 7.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer to make such determination.

Section 7.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman of the Board or the Chief Executive Officer from time to time may determine.

Section 7.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, the Chairman of the Board or by the Chief Executive Officer, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 7.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 7.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 7.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 7.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE VIII

AMENDMENT OF BY-LAWS

Section 8.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered or repealed by resolution adopted by a majority of the Board of Directors if at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE IX

CONSTRUCTION

Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.